UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 9, 2017
COMMERCEHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37840	81-1001640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Fuller Road, 6th Floor
Albany, New York 12203
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (518) 810-0700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 9, 2017, Michael Trimarchi, previously the Chief Accounting Officer of CommerceHub, Inc. (the “Company”), was promoted to the role of Chief Commercial Officer. In connection with Mr. Trimarchi relinquishing his duties as the Company’s principal accounting officer, Mark Greenquist, the Company’s Chief Financial Officer and Treasurer, has assumed the additional role of principal accounting officer.
Mr. Trimarchi, 37, served as the Company’s Chief Accounting Officer from May 2016 until his promotion to Chief Commercial Officer of the Company in May 2017. Previously, he served as Interim Chief Financial Officer of AngioDynamics, Inc. from November 2015 to May 2016, and prior to that he served as Vice President and Global Controller from August 2014 to November 2015 and Director, Corporate FP&A from July 2013 to August 2014. He served as Vice President, Corporate FP&A of Vistaprint N.V. from January 2013 to July 2013 and Senior Director, Corporate FP&A from April 2012 to December 2012. He held the position of Global Controller at Vistaprint from January 2011 to April 2012.
Mr. Greenquist, 58, has served as the Company’s Chief Financial Officer and Treasurer since June 2016. Previously, he served as Chief Financial Officer of Sonus Networks, Inc. from November 2013 to June 2016, and prior to that he served as Chief Financial Officer at Siemens Enterprise Communications Limited (now Unify) from May 2013 to October 2013. He served as President and Chief Executive Officer of Telcordia Technologies, Inc. from May 2007 to August 2012 and Senior Vice President and Chief Financial Officer from July 2005 to May 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 10, 2017
COMMERCEHUB, INC.

By:	/S/ DOUGLAS WOLFSON
Name:	Douglas Wolfson
Title	General Counsel and Secretary

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